As filed with the Securities and Exchange Commission
                     on February 08, 1995

                                        Registration No. 33-00000


             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM S-8
                   REGISTRATION STATEMENTS
                            Under
                 THE SECURITIES ACT OF 1933

                       CBT Corporation
   (Exact name of registrant as specified in its charter)


          Kentucky                                61-1030727
(State or other jurisdiction                      (I.R.S.Employer
of incorporation or organization)                 Identification No.)

                        333 Broadway
                   Paducah, Kentucky 42002
     (Address of Principal Executive Offices) (Zip Code)

                       CBT Corporation
             1993 Incentive Stock Option Plan
                  (Full title of the plan)

William J. Jones                             Copy to:
President                               Caryn F. Price, Esq.
CBT Corporation                         Wyatt, Tarrant & Combs
333 Broadway                            Citizens Plaza
Paducah, Kentucky  42002                500 West Jefferson Street
(502) 575-5100                          Louisville, Kentucky 40202
                                        (502) 562-7245

 (Name, address, and telephone number, including area code,
                    of agent for service)

               CALCULATION OF REGISTRATION FEE
Title of           Amount         Proposed maximum       Proposed maximum      Amount of
securities         to be          offering price         aggregate offering    registration
to be registered   registered     per share (1)          price (1)             fee

Common Stock,      400,000 (2)    $23.500                $9,400,000         $3,241.38
no par value       shares
per share

(1)   Estimated  solely  for the purpose  of  computing  the
registration fee pursuant to  Rule 457(h), on the  basis  of
the   average   of  the  bid  and  asked   prices   of   the
Registrant's  Common Stock as listed on the NASDAQ  National
Market  as of  February 02, 1995 with respect to the  shares being registered.

(2)  The Registrant also registers hereby such indeterminate
number of additional    shares of the Registrant's Common
Stock   as  may  be  required   to   cover   antidilutive
adjustments under the CBT Corporation 1993 Incentive Stock
Option Plan.


                           PART I

This  Registration Statement on Form S-8  is being  filed  by
CBT  Corporation (the"Registrant") with  respect  to  400,000
shares  of  common   stock,   no    par   value   per   share
("Common  Stock"), of the Registrant  which  may be  acquired by participants in the CBT Corporation 1993  Incentive  Stock
Option Plan.

                           PART II

Item 3. Incorporation of Documents by Reference.

      The  following documents of the Registrant  heretofore
filed  with  the  Securities and  Exchange  Commission  (the
"Commission")   are   incorporated  in   this   Registration
Statement by reference:

          A. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

          B.   The Registrant's Quarterly Reports on Form 10-
Q for the quarters  ended March 31, 1994, June 30, 1994  and
September 30, 1994;

          C. The Registrant's Current Reports on Form 8-K dated January 10, 1994, April 29, 1994 and May 31, 1994; and

          D.   The   description of the Common Stock of the
Registrant contained in a registration statement filed under
Section 12 of the   Securities Exchange Act of 1934, and any
amendment or  report  filed for the purpose of updating such description.

      All  documents  subsequently filed by  the  Registrant
pursuant  to  Sections 13(a), 13(c), 14  and  15(d)  of  the
Securities  Exchange Act of 1934, prior to the filing  of  a post-effective amendment which indicates that all securities offered  have been sold or which deregisters all  securities then remaining unsold, shall be deemed to be incorporated by reference  in  this Registration Statement and  to  be  part
hereof  from  the  date of filing of  such  documents.   Any
statement contained in a document incorporated or deemed  to be  incorporated by reference is deemed to  be  modified  or superseded  for purposes of this Registration  Statement  to
the   extent  that  a  statement  contained  in  any   other
subsequently filed document which also is or is deemed to be incorporated  by  reference in this  Registration  Statement modifies  or  supersedes such statement.  Any  statement  so modified  or  superseded shall not be deemed, except  as  so modified  or  superseded,  to  constitute  a  part  of  this
Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts of Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

       Article   XII   of  the  Registrant's   Articles   of
Incorporation, as amended, limits the liability of directors
of   the   Registrant  pursuant  to  the  Kentucky  Business
Corporation  Act.   Under this Article, directors  generally
will   be  personally  liable  to  the  Registrant  or   its
shareholders  for  monetary damages  only  for  transactions involving  conflicts of interest or from  which  a  director derives an improper personal benefit, intentional misconduct or violations of law, and unlawful distributions.

     The Bylaws of the Registrant acknowledge the provisions
for   indemnification  set  out  in  the  Kentucky  Business
Corporation Act. The circumstances under which Kentucky  law
requires   or   permits  a  corporation  to  indemnify   its
directors, officers, employees and/or agents are  set  forth at KRS 271B.8-500 et seq.

      Generally, under KRS 271B8-500 et seq., a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (a) he conducted himself in good faith, and (b) he reasonably believed: in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and, in all other cases, that his conduct was at least not opposed to its best interests; and
(c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

      A corporation may not indemnify a director: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

       Indemnification  permitted  in  connection   with   a
proceeding by or in the right of the corporation is  limited to  reasonable  expenses  incurred in  connection  with  the proceeding.

      In addition, the Registrant maintains directors' and officers' liability insurance covering certain liabilities which may be incurred by the directors and officers of the Registrant in connection with the performance of their duties.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

      The exhibits listed on the Exhibit Index attached at page 8 of this Registration Statement are incorporated by reference herein.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes that,
for   purposes  of  determining  any  liability  under   the
Securities  Act  of  1933, each filing of  the  Registrant's annual report pursuant to section 13(a) or section 15(d)  of the Securities Exchange Act of 1934 that is incorporated  by reference  in the registration statement shall be deemed  to be  a  new registration statement relating to the securities offered therein, and the offering of such securities at that time  shall  be deemed to be the initial bona fide  offering thereof.

      (b)  Insofar as indemnification for liabilities arises
under  the  Securities  Act  of 1933  may  be  permitted  to
directors  or  officers  and  controlling  persons  of   the
Registrant   pursuant  to  the  foregoing   provisions,   or
otherwise,  the  Registrant has been  advised  that  in  the opinion  of  the  Securities and  Exchange  Commission  such indemnification is against public policy as expressed in the
Act  and is, therefore, unenforceable.  In the event that  a claim  for  indemnification against such liabilities  (other than  the payment by the Registrant of expenses incurred  or paid  by a director, officer, or controlling person  of  the
Registrant in the successful defense of any action, suit  or
proceeding)  is  asserted  by  such  director,  officer   or
controlling  person in connection with the securities  being registered,  the Registrant will, unless in the  opinion  of its  counsel  the  matter  has been settled  by  controlling precedent, submit to a court of appropriate jurisdiction the question  whether  such indemnification  by  it  is  against public  policy as expressed in the Act and will be  governed by the final adjudication of such issue.

     (c)  The undersigned Registrant hereby undertakes:

          (1)  to file, during any period in which offers or
sales  are  being made, a post-effective amendment  to  this
registration   statement  (i)  to  include  any   prospectus
required by section 10 (a) (3) of the Securities Act of 1993;
(b) to reflect in the prospectus any facts or events arising after the effective date of the regristration statement  (or the  most  recent  post-effective  amendment  thereof) which, individually or in the aggregate,  represent  a  fundamental change  in  the  information set forth in  the  registration statement; (iii)  to  include  any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statememt;

      Provided, however, that paragraphs (c) (l) (i)  and (c)
(l) (ii) do  not apply   if  the  information  required to be
included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to  the
Commission by the registrant pursuant to section 13 or section
15 (d)  of  the  Securities  Exchange  Act  of  1934  that are incorporated by reference in the registration statement.

           (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3)   to remove from registration by means  of  a
post-effective   amendment  any  of  the  securities   being
registered  which remain  unsold at the termination  of  the offering.
                SIGNATURES AND POWER OF ATTORNEY

      The Registrant.   Pursuant to the requirements of  the
Securities Act of 1933, the Registrant certifies that it has
reasonable  grounds  to  believe  that  it  meets  all   the
requirements for filing on Form S-8 and has duly caused this
Registration  Statement to be signed on its  behalf  by  the undersigned,  thereunto  duly authorized,  in  the  City  of
Paducah, Commonwealth of Kentucky, on January 25,1995.

                                        CBT CORPORATION


                                        By: /s/ William J. Jones
                                        William J. Jones,President
                                          and Chief Executive Officer


           KNOW ALL MEN BY THESE PRESENTS, that each of  the
undersigned  whose signature appears below  constitutes  and appoints  William J. Jones and John E. Sircy,  and  each  of them  (with  full power of each of them to act  alone),  his
true and lawful attorneys-in-fact  and  agents,   with  full
power of  substitution and resubstitution for him and on his behalf, and in  his name,place  and  stead,  in any  and all capacities  to  execute  and  sign any and all amendments or post-effective amendments  to  this  registration statement, and to file the same, with  all exhibits thereto, and  other
documents  in   connection therewith,  with  the  Securities
and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform  each  and every  act  and  thing  requisite  or necessary to be done in and about the premises, as  fully to all intents and purposes as he might or could  do  in person, hereby ratifying and confirming all that said attorney-in-fact and agents or  any  of  them  or  their  of  his substitute or substitutes,  may lawfully  do  or cause to be done by virtue hereof  and  the Registrant hereby confers like  authority on its behalf.

          Pursuant to the requirements of the Securities Act
of 1933, the Registration Statement has been signed below by
the   following   persons   on   January  25, 1995   in  the
capacities indicated.


          Signature                     Title



/s/ William J. Jones               President, ChiefExecutive
William J. Jones                   Officer and Director
                                   (Principal Executive Officer)




/s/ John E. Sircy                   Executive Vice President and
John E. Sircy                       Chief Operations Officer
                                    (Principal Financial and
                                     Accounting Officer)

/s/ Irving P. Bright, Jr.
Irving P. Bright, Jr.                Director

___________________
John Burman                          Director


/s/ Patrick J. Cvengros
Patrick J. Cvengros                  Director


/s/ William H. Dyer
William H. Dyer                      Director


/s/ Louis A. Haas
Louis A. Haas                        Director


/s/ Joe Tom Haltom
Joe Tom Haltom                       Director


/s/ Kerry Harvey
Kerry Harvey                         Director


/s/  F. Donald Higdon
F. Donald Higdon                     Director


/s/ Ted Kinsey
Ted Kinsey                           Director


/s/ Louis M. Michelson
Louis M. Michelson                   Director


/s/ Bill B. Morgan
Bill B. Morgan                       Director


___________________
Louis D. Myre, M.D.                  Director


/s/ David M. Paxton
David M. Paxton                      Director


___________________
Robert P. Petter                     Director


/s/ Joseph A. Powell
Joseph A. Powell                     Director


/s/ William A. Usher
William A. Usher                     Director




                       CBT CORPORATION

                          FORM S-8
                   REGISTRATION STATEMENT


                        EXHIBIT INDEX

     4(a) Articles  of  Incorporation  of the Corporation, as
amended, are   incorporated  by reference to Exhibit 4 of the
Report on form 10-Q for the quarter ended June 30, 1994.

     4(b) Bylaws  of  the  Corporation   are  incorporated by
reference to Exhibit 3 of Registration Statement on Form S-14
of the Corporation (File No. 2-83583).

     (23) Consent of Deloitte & Touche, independent auditors for the Registrant.

     (24) Powers of Attorney, included on the signature pages to this Registration Statement.


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